Exhibit 10.3

INTERNATIONAL DISTRIBUTOR AGREEMENT

THIS INTERNATIONAL DISTRIBUTOR AGREEMENT (hereinafter referred to as the “Agreement”), entered into as of September 13, 2004 (hereinafter referred to as the “Effective Date”) by and between the Mosaic Nutriceuticals Corporation, a corporation organized and existing under the laws of the State of Nevada, United States of America, having its offices at 1502 San Antone, Lewisville, TX 75077, United States of America (hereinafter referred to as the “COMPANY”) and AHB Trading Limited, S.A. a corporation existing under the laws of Panama, having its offices at a la ficha 318840, rollo 50640, e imagen 44, en el Regitro Publico de Panamia (hereinafter referred to as “DISTRIBUTOR”);

WITNESSETH

In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.        APPOINTMENT

The COMPANY hereby appoints DISTRIBUTOR and DISTRIBUTOR hereby accepts appointment as the exclusive authorized distributor for the COMPANY of the products listed in Exhibit A, attached hereto, and made a part hereof (hereinafter referred to as the “Product” or “Products”), for sales within the territory consisting of Mexico, Central America and South America (hereinafter referred to as the “Territory”).  Nothing in this Agreement shall be deemed to constitute a prohibition on parallel imports into the Territory of Products as a result of passive sales and COMPANY shall not be responsible for transgression of DISTRIBUTOR’s rights hereunder by third parties.  DISTRIBUTOR agrees that it will not engage in active marketing of the Products outside the Territory.  Without limiting the generality of the foregoing, with respect to the Products, DISTRIBUTOR shall not establish a branch or maintain a distribution depot for Products outside the Territory and shall not send solicitations (including emails) or establish a website aimed primarily at customers located outside the Territory.

2.        NO AGENCY RELATIONSHIP

DISTRIBUTOR is at all times an independent contractor and is not and shall not be deemed to be the legal representative or agent of the COMPANY for any purpose whatsoever, and DISTRIBUTOR is not authorized to transact business, incur obligations (express or implied), make any commitments or representations, or otherwise act in any manner, in the name of or on behalf of the COMPANY. DISTRIBUTOR shall transact business in its own name and assume the entire responsibility for all action or inaction taken by it as DISTRIBUTOR for the Products.

3.        CERTAIN RESPONSIBILITIES OF DISTRIBUTOR

(a)       DISTRIBUTOR shall use its best efforts to promote the sale of Products within the Territory.

(b)      DISTRIBUTOR will at all times conduct its business in a manner that will reflect favorably on the COMPANY and the Products and will not engage in any deceptive, misleading, illegal or unethical business practices.

(c)       DISTRIBUTOR agrees to convey to the COMPANY any information which may be of value to the COMPANY that may come to the attention of DISTRIBUTOR including, but not being limited to, information concerning the Products, market conditions, competition, customers and prospective customers.

(d)      DISTRIBUTOR agrees to fully comply with any laws, codes or regulations relating to the distribution of the Products. The COMPANY, upon the request of DISTRIBUTOR, shall assist, cooperate with and pay to DISTRIBUTOR all costs and fees related to obtaining all registrations, licenses and approvals from the countries, political subdivisions or governmental entities located within the Territory that are necessary to distribute the Products in accordance with this Agreement. In no event shall DISTRIBUTOR handle, stock, store, transport, use, sell, supply, import, export or reexport any of the Products in violation of applicable laws, regulations, orders, standards or requirements, including without limitation those relating to export controls and sanctions, or in violation of any license or authorizations obtained thereunder.

(e)       DISTRIBUTOR agrees that it shall not, and shall take steps to ensure that none of its principals, shareholders, directors, officers, employees, agents, subdistributors, representatives and other persons working on its behalf in connection with this Agreement shall, engage in any activity that would expose the COMPANY or any of its Affiliates to a risk of fines or penalties under laws and regulations of the Territory.  “Affiliates” means any person or entity controlling, controlled by or under common control with the COMPANY

(f)       DISTRIBUTOR represents and warrants that neither it nor any of its principals, shareholders, directors, officers, employees, agents, subdistributors, representatives and other persons working on its behalf in connection with this Agreement is now acting or during the term hereof will act in an official capacity for or on behalf of, or is now or during the term hereof will become an officer or employee of, any public international organization or government or of any department, agency, instrumentality or political subdivision thereof, or an official of any political party or a candidate for political office (any of the foregoing an “official”).  DISTRIBUTOR shall provide such information or certifications as the COMPANY may require with respect to its compliance with the requirements of this Subsection.

(g)      Neither DISTRIBUTOR nor any of its principals, shareholders, directors, officers, employees, agents, subdistributors, representatives and other persons working on its behalf in connection with this Agreement shall, in the name, on behalf or for the benefit of the COMPANY or any of its Affiliates or in respect of the Products, offer, pay, give, promise to pay or give, or authorize the payment or gift of money or anything of value to any official, political party or employee of a customer or to any other person at the request, suggestion or direction of any official, political party or employee of a customer or while knowing that all or portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any such person for the purpose of obtaining or retaining business or favourable governmental action. DISTRIBUTOR shall provide such information or certifications as the COMPANY may require with respect to its compliance with the requirements of this Subsection.

(h)      DISTRIBUTOR shall be responsible for the collection, remittance and payment of any and all taxes, charges, levies, assessments and other fees of any kind imposed by governmental or other authority in respect of the purchase, importation, sale or other distribution of the Products.

(i)        For the avoidance of doubt, the price at which DISTRIBUTOR sells Products to customers shall be determined solely by DISTRIBUTOR; provided however that the COMPANY may communicate to DISTRIBUTOR COMPANY’s recommended resale prices for Products.

(j)        DISTRIBUTOR shall not in any way alter the Products without the prior written authorization of COMPANY, nor extend any warranty nor make any representations regarding the Products other than those contained in COMPANY’s then current written warranty. Any warranty given by DISTRIBUTOR with respect to Products that have been altered without prior authorization or any such additional warranty or representation shall be void. Claims by DISTRIBUTOR in regard to any defect in or nonconformity of the Products shall be made pursuant to claim procedures established by COMPANY.

4.        CHANGES

(a)       Without incurring any liability to DISTRIBUTOR, the COMPANY, upon providing DISTRIBUTOR ninety (90) days prior written notice, may: (i) change the designs or specifications of, or modify any Product, in which event, the COMPANY will assist, cooperate with and pay all costs incurred by DISTRIBUTOR in obtaining any necessary or required registrations, licenses or approvals; or (ii) discontinue the manufacture of, or sale for use in the Territory, of any Product.

(b)      The COMPANY shall provide DISTRIBUTOR with written notice of any of the aforementioned changes, but such written notice shall not be a prerequisite to the effectiveness of the change. In the event of any change in designs or specifications, or any modifications of any Product, the COMPANY shall be under no obligation to make such change(s) on any Product previously shipped.

5.        ORDERING TERMS

(a)       The COMPANY shall maintain an adequate inventory of Products to meet the demands of the Territory served by DISTRIBUTOR.  COMPANY will, upon request, permit representatives of DISTRIBUTOR to inspect such inventory at reasonable times during normal business hours.

(b)      COMPANY shall sell to DISTRIBUTOR at such prices and terms and conditions set forth on Exhibit B, attached hereto. Modifications to the prices and terms and conditions are subject to mutual consent of DISTRIBUTOR and the COMPANY. The COMPANY reserves the right to change the prices of Products or the discounts or promotional funds relating thereto at any time with the consent of DISTRIBUTOR.

(c)       On the first day of each month during the Term, DISTRIBUTOR shall submit a purchase order to COMPANY in a form, substantially similar to Exhibit C, which shall provide, inter alia, the amount of Products, the shipping instructions and DISTRIBUTOR’s customer(s)’ address to where the Products are to be shipped (the “Customer Location”).  By the fifteenth (15th) day of each month during the term, the COMPANY, at the expense of DISTRIBUTOR, shall deliver the Products identified in the purchase order received during such month to the respective Customer Location. Deliveries are made F.O.B. Customer’s Location. Risk of loss or damage and responsibility shall pass from COMPANY to DISTRIBUTOR upon delivery to the Customer Location identified within a purchase order. Any claims for shortages or damages suffered in transit shall be submitted by DISTRIBUTOR directly to the COMPANY.  COMPANY, at its option, shall not be bound to tender delivery of any Products for which DISTRIBUTOR has not provided shipping instructions.

6.        ISSUANCE OF WARRANTS

Upon the execution and delivery of this Agreement by the parties, the COMPANY will issue and deliver to DISTRIBUTOR warrants to purchase Common Stock of the Company (“Common Stock”) on such terms and conditions as set forth in the Warrants (the “Warrants”), a form of which is attached hereto as Exhibit D, but which shall, in any event, conform to the following requirements.

(a)       the first Warrant shall be issued to and exercisable by DISTRIBUTOR upon the execution of this Agreement and shall permit DISTRIBUTOR to purchase One Million shares of Common Stock, at an exercise price of $.60 per share;

(b)      the second Warrant shall be issued to and exercisable by DISTRIBUTOR upon the execution of this Agreement and shall permit DISTRIBUTOR to purchase One Million shares of Common Stock, at an exercise price of $1.00 per share;

(c)       the third Warrant shall be issued to and exercisable by DISTRIBUTOR upon the execution of this Agreement and shall permit DISTRIBUTOR to purchase One Million shares of Common Stock, at an exercise price of $1.40 per share;

(d)      the fourth Warrant shall be issued to and exercisable by DISTRIBUTOR upon the execution of this Agreement and shall permit DISTRIBUTOR to purchase Five Hundred Thousand shares of Common Stock, at an exercise price of $2.00 per share; and

(e)       the fifth and all subsequent Warrants shall be issued to and exercisable by DISTRIBUTOR at the conclusion of every three months during the Term (the “Quarter”), beginning on the last day of the third month after the execution of this agreement, to purchase shares of Common Stock in an amount equal to 5% of the gross sales proceeds of the Products purchased by DISTRIBUTOR in the then current Quarter, at an exercise price of the greater of (1) the closing price of the Common Stock on the last day of the Quarter as such price is reported by the National Association of Securities Dealers through its NASDAQ system, any successor system or any exchange on which it is listed, whichever is applicable or the (ii) the average closing price for last ten (10) trading days of the Quarter as such prices are reported by the National Association of Securities Dealers through its NASDAQ system, any successor system or any exchange on which it is listed, whichever is applicable.

7.        ISSUANCE AND REGISTRATION OF COMMON STOCK

(a)       The Company shall reserve Three Million Five Hundred Thousand (3,500,000) shares of Common Stock, subject to any adjustments for stock splits, mergers or corporate reorganizations, for issuance in connection with the exercise of the Warrants

(b)      The COMPANY shall use its reasonable best efforts to file, no later than thirty (30) business days after DISTRIBUTOR exercises its Warrants, a registration statement on Form S-4 under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable pursuant to the Warrants.

8.        WARRANTY AND LIMITATION OF LIABILITY

(a)       The COMPANY’s sole and exclusive warranty obligation with regard to any sale hereunder is specified in the COMPANY’s General Terms and Conditions as set forth on Exhibit E, attached hereto.

(b)      Within a reasonable time following receipt of a Product, DISTRIBUTOR shall notify COMPANY of the existence of any defect(s) in such Product and, in any event, DISTRIBUTOR shall so notify COMPANY of defects immediately upon their discovery by, or upon customer notice to DISTRIBUTOR.  Within 30 days of such notification, the COMPANY shall provide DISTRIBUTOR with shipping instructions for such products that contain defects.  DISTRIBUTOR shall return such defective Products to the COMPANY pursuant to the return shipping instructions and transportation costs shall be paid by the COMPANY.

(c)       COMPANY will replace, at its sole option and only obligation, any Products found to be defective if notified by DISTRIBUTOR within the warranty period.

(d)      COMPANY shall use commercially reasonable efforts to replace defective Product within ninety (90) days from receipt of the defective Product.

(e)       Product which has been replaced by COMPANY during the warranty period is warranted only for the remaining unexpired portion of the original warranty period.

(f)       COMPANY’s replacement of defective Product within the warranty period shall be DISTRIBUTOR’s and its customers’ exclusive remedy with respect to defective Product and shall be the limit of COMPANY’s liability with respect to defective Product.

(g)      To the extent permitted by applicable law, the foregoing warranty is exclusive and in LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF SATISFACTORY QUALITY, MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

(h)      All claims must be brought within one (1) year of shipment by COMPANY.

(i)        Nothing herein is intended to exclude or limit COMPANY’s liability for death or personal injury caused by its negligence.

9.        CONFIDENTIALITY OF PROPRIETARY INFORMATION

(a)       All information relating to Proprietary Information (“Propriety Information” includes, but is not being limited to, methods of manufacture, price lists or any other information relating to the business affairs of the COMPANY not generally known to the public) supplied by the COMPANY is solely for the use of DISTRIBUTOR under this Agreement and remains the property of the COMPANY.

(b)      In the event of termination of this Agreement, DISTRIBUTOR shall promptly return to the COMPANY or its designee all such Proprietary Information (including all copies).

(c)       DISTRIBUTOR agrees: (i) not to use or permit the use of the COMPANY’s Proprietary Information except in accordance with this Agreement; (ii) not to disclose such Proprietary Information to others except to the extent such disclosure is absolutely necessary to DISTRIBUTOR’s operations under this Agreement and only then if Distributor receives prior written authorization for such disclosure from Company and such disclosure is subject to the same limitations on the recipient as on DISTRIBUTOR; and (iii) not to use, permit the use of, or disclose to others such Proprietary Information after termination of this Agreement, except information which is in the public domain through no fault of DISTRIBUTOR.

(d)      Without limiting the foregoing, DISTRIBUTOR shall not, directly or indirectly, or assist others to, duplicate or substantially copy any of the Products, in whole or in part.

10.      TRADEMARK AND INTELLECTUAL PROPERTY RIGHTS

(a)       DISTRIBUTOR shall not use or publish any COMPANY trade name or trademark except in association with the sale and service of the Products. Any use of a COMPANY trade name or trademark shall have the prior written approval of the COMPANY, and shall be discontinued upon termination of this Agreement.

(b)      Nothing herein shall abrogate or invalidate any other trademark or trade name agreements which may be in effect between COMPANY and DISTRIBUTOR.

(c)       DISTRIBUTOR agrees to promptly inform the COMPANY of any infringement or perceived infringement of any COMPANY Intellectual Property (“Intellectual Property” meaning any patent, copyright, registered design, unregistered design right, trademark, trade name, logo, trade secret, know-how or other industrial or intellectual property owned or used by COMPANY or any of its Affiliates, whether or not registered, together with any current registrations or applications for any registration of the foregoing rights, trademarks or trade names) that comes to the attention of DISTRIBUTOR.

(d)      DISTRIBUTOR acknowledges that COMPANY’s rights to the Intellectual Property used on or in relation to the Products and COMPANY’s business and the goodwill connected therewith are COMPANY’s property. DISTRIBUTOR agrees that it is only permitted to use the Intellectual Property for the purposes of and during the term of this Agreement and only as authorised by COMPANY hereunder or otherwise in writing; other than to that extent, it has and will have no right to use or to allow others to use the Intellectual Property or any part of it and it shall not seek to register any Intellectual Property on behalf of COMPANY without COMPANY’s express written consent; it will not do or omit to do or authorise any third party to do or to omit to do anything which could invalidate or be inconsistent with the Intellectual Property; and it will make a statement in any advertising material and promotional literature produced by or for it in connection with the Products as to the ownership of any relevant Intellectual Property used or referred to therein.

(e)       DISTRIBUTOR agrees that it will not remove, alter or otherwise tamper with any trademarks, trade names, logos, numbers or other means of identification on the

Products or the labeling, packaging or inserts therefore which come into DISTRIBUTOR’s possession custody or control.

11.      INDEMNIFICATION FOR INFRINGEMENT

(a)       COMPANY agrees that, upon notification by DISTRIBUTOR pursuant to the provision governing notice herein, COMPANY will promptly investigate and defend, at its own expense, all claims, allegations, suits, actions or proceedings in which DISTRIBUTOR is made a defendant for any infringement, claimed infringement or alleged inducement of infringement, or unauthorized or unlawful use of any patent or trademark resulting from the sale, use or other disposition of any Product purchased under this Agreement, in accordance with its terms and conditions, except to the extent that such claims involve trademarks, word marks or other material provided by DISTRIBUTOR.

(b)      COMPANY shall have the right to settle any such suits, actions or proceedings on terms and conditions of choice to COMPANY.

12.      PRODUCT COMPLAINTS AND/OR RECALLS

(a)       COMPANY may notify DISTRIBUTOR if it receives any complaints from its customers that have the potential to impact Product received or sold by DISTRIBUTOR and the health and well being of customers. The COMPANY shall pay DISTRIBUTOR reasonable costs and expenses for the investigation and settlement of customer claims alleging defects to the Products. DISTRIBUTOR shall confer with the COMPANY’S insurance carrier prior to settlement of customer claims regarding alleged defective Products.

(b)      COMPANY shall carry comprehensive, liability insurance, including product liability insurance in an amount not less than $1,000,000, naming DISTRIBUTOR as an additional insured as its interests may appear and providing that the coverage may not be reduced or terminated without ten (10) days prior written notice to DISTRIBUTOR.

(c)       DISTRIBUTOR agrees to promptly forward to COMPANY any and all information related to customer complaints received on any of the Products supplied by COMPANY to DISTRIBUTOR under this Agreement.

(d)      COMPANY agrees to inform DISTRIBUTOR of any corrective actions deemed necessary as a result of a complaint investigation, and DISTRIBUTOR agrees to take whatever actions are deemed necessary by COMPANY to remedy the situation.

(e)       DISTRIBUTOR agrees to cooperate with COMPANY’s for field corrections or Product recalls.

(f)       DISTRIBUTOR undertakes, to the extent permitted or required by any applicable law, to maintain appropriate up-to-date and accurate records to enable the immediate recall of any of the Products. These records shall include records of deliveries to customers (including details of Product identification numbers, delivery date, name and address of customer, and telephone number and fax number if available). DISTRIBUTOR shall, at COMPANY’s cost (unless caused in whole or in part by the act or omission of DISTRIBUTOR or its principals, shareholders, directors, officers, employees, agents, subdistributors, representatives or other persons working on its behalf in connection with this Agreement), give such assistance as COMPANY shall require for the purpose of recalling as a matter of urgency any of the Products.

13.      NOTICES AND REPORTS

(a)       DISTRIBUTOR agrees to notify the COMPANY at once of any changes in location, ownership, nature of the business, key personnel or other significant circumstance which may affect performance under of this Agreement.

(b)      DISTRIBUTOR agrees to notify the COMPANY at once of any matter of importance coming to its attention relating to the Products. DISTRIBUTOR shall furnish to the COMPANY such reports as the COMPANY may reasonably require relating to the Products.

(c)       Any notice provided for herein shall be effective upon mailing, provided that it is in writing, addressed to the party to receive such notice at the address set forth herein, and sent postage prepaid by registered or certified mail as follows:

If to the COMPANY:	Mosaic Nutriceuticals Corporation
1502 San Antone
Lewisville, TX 75077
U.S.A.
Attention: Charles Townsend

If to DISTRIBUTOR:	to the address in the opening paragraph of this Agreement,
Attention: Esteban D. Benavides and G.R. Romero

With copy to:	Bryan Cave LLP
3500 One Kansas City Place 1200 Main Street Kansas City, Missouri 64105 Attn: Wesley O. Fields, Esq.

14.      TERMINATION

(a)       This Agreement shall terminate upon the first to occur of any of the following:

(1)   The expiration of five (5) year(s) from the Effective Date (the “Term”). Notwithstanding the aforementioned sentence, this Agreement shall automatically renew for an additional five (5) year period, unless at least thirty (30) days advance written notice of intent not to allow renewal of this Agreement is given by either party to the other party. COMPANY and DISTRIBUTOR must expressly agree in writing, by formal amendment to this Agreement, to any extension of the term of this Agreement beyond ten (10) years; or

(2)   The expiration of thirty (30) days from the date of provision by either party of a notice of termination, without cause, upon the other party; or

(3)   The filing by or against eitherparty in any court of competent jurisdiction of a petition of bankruptcy or insolvency, or for the appointment of a receiver or trustee, or the making of an assignment for the benefit of creditors where permitted by law, upon the written notice of termination by one party to the other; or

(4)   The determination by the COMPANY that there has been significant change in the ownership, the organization, or the key management of DISTRIBUTOR, upon the written notice of termination by the COMPANY to DISTRIBUTOR; or

(5)   The breach of this Agreement by either party hereto, upon the written notice of termination by one party to the other (including by way of example and not limitation DISTRIBUTOR’s failure to agree to and/or meet any sales quota); or

(6)   DISTRIBUTOR or any employee, agent, representative or subdistributor thereof is found guilty of a criminal act which, in the opinion of the COMPANY, may adversely affect the interests of the COMPANY, upon the written notice of termination by the COMPANY to DISTRIBUTOR.

(b)      In addition to the foregoing, this Agreement may be terminated if the parties cannot mutually agree to any adjustments in the price of the Products.

(c)       Furthermore, in the event of a conflict between any laws or regulations applicable to the COMPANY or its affiliates and laws or regulations of any other country applicable to DISTRIBUTOR that cannot be resolved without exposing one of the parties to a risk of penalties or adverse action thereunder, the party so exposed shall have the right to terminate this Agreement immediately.

(d)      In the event of the termination, expiration or non-renewal of this Agreement, for any or no reason, DISTRIBUTOR shall no longer represent itself in any manner as a distributor of the Products.

(e)       In the event this Agreement is terminated, expires or is not renewed for any or no reason, neither party shall be liable to the other party for incidental or consequential damages incurred by reason of such termination.

(f)       Neither party to this Agreement shall, by reason of expiration, non-renewal or termination of this Agreement, be liable to the other party for any damages on account of loss of expenditures or commissions or in connection with any business or goodwill. The right of termination or non-renewal, as provided herein, is absolute and the parties recognize that termination or non-renewal of this Agreement may result in loss or damage to either party, but hereby expressly agree that neither party shall be liable to the other by reason of any loss or damage resulting from the termination or non-renewal of this Agreement by the other whether for cause or without cause including, without limitation, any loss of prospective profits, or any damage occasioned by loss of goodwill or by reason of any expenditures, investments leases or commitments made in anticipation of the continuance of this Agreement.

15.      AMENDMENTS

This Agreement shall not be modified, amended or otherwise changed, except by written amendment executed by, or on behalf of, each of the parties hereto.

16.      NON-WAIVER

No waiver by either party of a breach of any provision of this Agreement shall be taken or held to be a waiver by such party of any succeeding breach of such provision or breach of any other provision of the Agreement.

17.      FORCE MAJEURE

No liability of COMPANY under this Agreement shall result from any delay in performance or nonperformance when caused by circumstances reasonably beyond the control and without the fault or negligence of COMPANY, including but not limited to fire, flood, war, insurrection, terrorism, travel or shipping restrictions, governmental regulation, labor disputes, embargoes or other acts by any government, or shortage of, or inability to obtain materials, equipment or transportation, insufficient labor or utilities or other services, or any other cause, similar or dissimilar to the foregoing, which is beyond the reasonable control of the COMPANY. In the event of a shortage of Products, the COMPANY reserves the right to allocate its production among its customers, including DISTRIBUTOR, on such basis as the COMPANY deems equitable or desirable.

18.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and supercedes all prior distributor and/or Product sale agreements, oral or written, between the parties with respect to the subject hereof.

19.      LAW GOVERNING/DISPUTE RESOLUTION

Because the parties hereto do business in different jurisdictions and because they wish to ensure that this Agreement is construed in accordance with their intentions, they agree that this Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Missouri, USA, without giving effect to the principles of conflict of laws thereof and DISTRIBUTOR and COMPANY hereby expressly submit to and accept the exclusive personal and subject matter jurisdiction of the State of Missouri, U.S.A. for purposes of the enforcement of the terms and conditions of this Agreement. The application of the United Nations Convention on Contracts for the International Sale of Goods and the United Nations Convention on the Limitation Period in the International Sale of Goods to this Agreement are expressly excluded.  All disputes, controversies, or claims arising out of or relating to this Agreement or any breach of this Agreement, other than any action by COMPANY to seek injunctive relief, that cannot be settled amicably by the parties must be finally and exclusively settled by binding arbitration under the then prevailing Rules of the American Arbitration Association by one arbitrator mutually agreed upon by the parties or, if the parties cannot agree on one arbitrator, then by an arbitrator appointed by the American Arbitration Association.  Such arbitration shall be held in the City of Kansas City, State of Missouri, U.S.A. or such other location as the parties may mutually agree, and must be conducted in the English language. The parties agree that judgment on any arbitration award may be entered in any court of competent jurisdiction. In no event shall either of the parties be permitted to arbitrate any dispute as a class with other parties.

20.      SEVERABILITY

If any provision of this Agreement shall be held invalid or in contravention of any applicable statute, regulation or law whatsoever, such provision shall be deemed separable and not a part of this Agreement to the extent of such invalidity or contravention, and the remainder of this Agreement shall be enforceable in accordance with the terms hereof.

21.      NON-ASSIGNABILITY

Performance under this Agreement by, and payment due, DISTRIBUTOR shall not be assignable without the prior written consent of the COMPANY.

22.      LICENSES, TAXES AND DUTIES

DISTRIBUTOR shall be responsible for compliance with all applicable laws, rules and regulations, and obtaining any licenses to import the Products into the country of destination and to pay all taxes, duties and tariffs required to import the Products into such country, including, by way of example and not limitation, investigating, and arranging compliance with, any product registration requirements.

23.      ENGLISH VERSION

The version of this Agreement written in the English language shall be the only authentic version, regardless of whether a translation is made in any other language.

24.      CAPTIONS

It is understood and agreed by and between the parties hereto that the descriptive caption headings appearing at the beginning of each section of this Agreement are inserted solely for purposes of convenience of reference and are in no event to be construed as part of the Agreement.

25.      AUTHORITY TO CONTRACT

Each of COMPANY and DISTRIBUTOR warrant and declare that it has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise their rights and perform their obligations under this Agreement.

26.      RIGHTS OF THIRD PARTIES

This Agreement does not create any right enforceable by any person who is not a signatory party, except that: the terms of this Agreement intended to benefit any Affiliate of COMPANY may be enforced by such Affiliate; and this Agreement shall be binding upon and inure to the benefit of permitted successors to or permitted assignees of the rights of the parties to this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized representative or agent as of the day and year first above written.

THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS
THAT MAY BE ENFORCED BY THE PARTIES.

MOSAIC NUTRICEUTICALS CORPORATION.

By:	/s/ Charles Townsend
Charles Townsend, President

AHB TRADING LIMITED, S.A.

By:	/s/ Alberto Ortuno Villanueva

Name:	ALBERTO ORTUNO VILLANUEVA

Title:	PRESIDENT

EXHIBIT A

Products

Celaprix

Celaprix is a topical osteoarthritis and pain relief rub.  The active ingredient in Celaprix has been clinically shown to naturally reverse osteoarthritis, reduce pain and increase joint range of motion.

Lipotrene

Lipotrene is a sugar-free candy-like chew.  The active ingredient in Lipotrene has been clinically shown to naturally lower LDL cholesterol by 20% and enhance HDL cholesterol by 8%.

EXHIBIT B - Pricing Structure:

Celaprix

“Osteoarthritis and Pain Relief Topical Rub”

	EACHES	Master Case (12)

Distributor Price	$10.03	$120.36

Wholesale Price	$13.04	$156.47

MSRP	$18.25	$219.06

Product Specifications
Amount Per Container	2 oz. Per Container

Lipotrene

10mg Policosanol SF Candy Chew

60 count	150 Count

$11.54	$20.74

$15.00	$26.95

$25.00	$44.95

EXHIBIT C

PURCHASE ORDER

This Purchase Order (the “Order”) is entered into as of the              day of                      , 200   , by and between AHB Trading Limited, S.A. (“Distributor”) and Mosaic Nutriceuticals Corporation (“Company”). Company desires to provide to Distributor, and Distributor desires to purchase from Company, the Products set forth below pursuant to the terms and conditions contained herein.

Purchase Order Number:

Date:

Company Contact/Phone Number:

Account Number:

Due Date:

Distributor’s destination:

SHIP VIA:

FREIGHT TERMS:

PRODUCTS FOR PURCHASE HEREUNDER:

Product
Line	Spec.
No.	No.	Quantity	Description	Unit Cost

1)             Show PURCHASE ORDER NUMBER, DESCRIPTION, PRODUCT SPECIFICATION NUMBER AND QUANTITY exactly as above on all Packages, Packing Slips, Invoices and Bills of Lading.

2)             Forward all invoices to the attention of accounts payable at the address set forth below.

AHB TRADING LIMITED, S.A.

By:
Name:
Title:

EXHIBIT D

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF MOSAIC NUTRICEUTICALS CORPORATION

Void After                , 20

THIS CERTIFIES THAT, for value received, AHB Trading Limited, S. A. with its principal office at a la ficha 318840, rollo 50640, e imagen 44, en el Registro Publico de Panama, or permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Mosaic Nutriceuticals Corporation, a Nevada corporation, with its principal office at 1502 San Antone, Lewisville, Texas 75077 (the “Corporation”), [up to                                           shares of the Common Stock of the Corporation (as defined below)] [or an amount of shares of Common Stock of the Corporation equal to 5% of the aggregate
amount of gross sales from the Corporation to Holder during each three-month period, “Quarter” of the Exercise Period, beginning                              , 2004 and ending                                       , 2004.]

1.            DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

“Common Stock” shall mean the Corporation’s Common Stock, par value $                per share, and any securities into which such Common Stock or such other securities may hereafter be changed.

“Exercise Period” shall mean the period commencing with the date hereof and ending at 5:00 p.m., Central time, five years from the date hereof, unless sooner terminated as provided below.

“Exercise Price” [shall mean $          per share]; or [the Fair Market Value of each share of Common Stock at the time this Warrant is exercised. The Fair Market Value shall be:

If traded on a stock exchange, the Fair Market Value of the Common Stock shall be deemed to be the greater of (i) the closing price of the Common Stock on the last day of the Quarter as such price is reported by the National Association of Securities Dealers through its NASDAQ system, any successor system or any exchange on which it is listed, whichever is applicable or the (ii) the average closing price for last ten (10) trading days of the Quarter as such prices are reported by the National Association of Securities Dealers through its NASDAQ system, any successor system or any exchange on which it is listed.]

“Exercise Shares” shall mean the shares of the Corporation’s Common Stock upon exercise of this Warrant.

2.             EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto as Exhibit A;

(b) payment of the Exercise Price in cash or by check; and

(c) this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time, not exceeding 15 days, after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is exercised in part, the Corporation at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was exercised and surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Corporation agrees to notify the Holder in writing within ten (10) days after a determination of the dates the stock transfer books are expected to be closed, but in no event shall such notice be sent later than the tenth (10th) day prior to the first closure.

Unless this Warrant has expired, a new Warrant representing the number of shares of Exercise Shares, if any, with respect to which this Warrant shall not previously have been exercised shall be issued to the Holder within such time. All Warrants issued on transfers or changes shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Exercise Shares issuable pursuant hereto. The Corporation will, at the time of or at any time after each exercise of this Warrant, if requested by a Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Corporation to afford such rights to such Holder.

3.             COVENANTS OF THE CORPORATION.

(a) Covenants as to Exercise Shares. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will at all times during the Exercise Period, have

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authorized and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall, be sufficient for such purposes. If the Exercise Price is at any time less than the par value of the Exercise Shares, the Corporation also covenants and agrees to cause to be taken such action (whether by decreasing the par value of the Exercise Shares, the conversion of the Exercise Shares from par value to no par value, or otherwise) as will permit the exercise of the Warrant without any additional payment by the Holder hereof (other than payment of the Exercise Price), and the issuance of the Exercise Shares, which Exercise Shares, upon such issuance, will be fully paid and non-assessable.

(b) No Impairment. Except and to the extent waived or consented to by the Holder, the Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the coming out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment. Without limiting the generality of the foregoing, the Corporation will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefore upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iii) use its reasonable commercial efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Corporation to perform its obligations under this Warrant.

(c) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution on shares of Common Stock, the Corporation shall notify the Holder, in accordance with Section 11 herein, at least ten (10) days prior to the date specified herein, of the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.             ADJUSTMENT OF EXERCISE PRICE.

(a) Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of a Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i)            Adjustments for Subdivisions of Common Stock. If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in

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shares of Common Stock or by a subdivision or split up of stock, then concurrently with the effectiveness of such dividend, subdivision or split up, (A) the Exercise Price then in effect shall be proportionately decreased and (B) the number of shares of Common Stock issuable upon the exercise of a Warrant shall be increased in proportion to such increase of outstanding shares of Common Stock.

(ii)           Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then concurrently with the effectiveness of such combination, (A) the Exercise Price then in effect shall be proportionately increased and (B) the number of shares of Common Stock issuable upon the exercise of a Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(iii)          Adjustments for Stock Dividends and Other Distributions. In the event the Corporation at any time or from time to tome makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation securities) payable in property or in securities of the Corporation other than shares of Common Stock, then, in each such event, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of the Holders entitled to receive such distribution, shall be reduced to a price determined by multiplying such Exercise Price by a fraction (A) the numerator of which shall be the Exercise Price in effect immediately prior to the close of business on such record date minus the value on such record date of such distribution (as determined in good faith by the Board of Directors of the Corporation), applicable to one share of Common Stock; and (B) the denominator of which shall be such Exercise Price in effect immediately prior to the close of business on such record date.

(iv)          Adjustments for Reclassification, Exchange and Substitution. Except as provided in Section 6 upon a Notice Event, if the Common Stock issuable upon the exercise of a Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then each Warrant shall thereafter be exercisable for the remaining exercise period of the Warrant for the purchase of, in lieu of the number of shares of Common Stock which the Holder thereof would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been received by such Holder upon exercise of the warrant immediately before that change. In addition, to the extent applicable in any reorganization or recapitalization, provision shall be made by the Corporation with the successor or surviving entity, if not the Corporation, so that the Holder of a Warrant shall thereafter be entitled to receive upon exercise during the remaining exercise period of the Warrant owned by such Holder the number of shares of stock or other securities or property of the Corporation or otherwise, to which such Holder would have been entitled on such reorganization or recapitalization had such Holder exercised the Warrant in its entirety immediately prior to such change.

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(v)           Notification. Upon any adjustment pursuant to this Section      , the Corporation shall, within ten (10) days thereafter, deliver written notice thereof to the Holders, which notice shall state the increased or decreased number of shares of Common Stock issuable upon the exercise of the Warrants, the adjusted Exercise Price and/or the details of any other adjustment pursuant to this Section 4, setting forth in reasonable detail the method of calculation, and the facts upon which such calculations are based.

5.             MERGER, CONSOLIDATION, OR LIQUIDATION.

(a) If (i) the Corporation consolidates with or merges into another entity and is not the survivor, or sells or conveys substantially all of its property, and (ii) in connection therewith, shares of stock, other securities, property, or cash (collectively, “Merger Consideration”) are issuable or deliverable in exchange for the Corporation’s capital stock, then the Corporation shall give each Holder at least ten (10) days prior written notice of the consummation of such transaction and (iv) the Corporation shall make proper provision such that, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive, at the Exercise Price then in effect, in lieu of the Common Stock immediately prior to such transaction, the Merger Consideration to which such Holder would have been entitled if such Warrant had been exercised in full immediately prior to such transaction, subject to adjustments subsequent to such transaction as nearly equivalent as possible to the adjustments provided for in Section 4 above.

(b) If the Corporation receives notice that a purchase, tender or exchange offer has been made to the holders of more than 50% of the outstanding Common Stock (on an as converted basis) the Corporation shall give each Holder reasonable notice thereof, but in any event, the Corporation shall give each Holder at least ten (10) days prior written notice of the consummation of such transaction.

6.             NOTICE OF CERTAIN EVENTS. In the event (a “Notice Event”):

(a) the Corporation authorizes the issuance to any holders of any class of its capital stock rights or warrants to subscribe for or purchase shares of its capital stock, or any other subscription rights or warrants;

(b) the Corporation authorizes the distribution to any holders of any class of its capital stock evidences of indebtedness or assets;

(c) of any capital reorganization or reclassification of the Warrant Shares or the Corporation’s Common Stock, other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock;

(d) of any liquidation, consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s stockholders is required, other than a consolidation or merger in which the Corporation is the continuing corporation and that does not result in any reclassification or change of the shares of Common Stock issuable upon the exercise of a Warrant;

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(e) of the conveyance or transfer of the Corporation’s properties and assets, substantially as an entirety; or

(f) of the Corporation’s voluntary or involuntary dissolution, liquidation or winding-up; then, in each such instance, the Corporation shall cause to be mailed by certified mail to each Holder, at least ten (10) days prior to the applicable record or effective date for any event set forth above, a notice stating the dates as of which (x) the holders of capital stock of record to be entitled to receive any such rights, warrants or distributions or to be entitled to vote on such Notice Event are to be determined, and (y) such Notice Event is expected to become effective.

7.             FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of such fractional shares the Corporation shall make a cash payment therefor based upon the Fair Market Value (as defined below) of the Common Stock on the date of exercise. For the purposes of this Section 7 hereof “Fair Market Value” of a share of Common Stock as of a particular date means:

(a) if traded on an exchange or the over-the-counter market, quoted on the Nasdaq National Market or reported by the National Quotation Bureau, then the most recently reported closing or bid price,

(b) if conversion or exercise is simultaneous with an underwritten public offering registered under the Securities Act of 1933, as amended, the public offering price (before deducting commissions, discounts or expenses) per share sold in such offer, and

(c) otherwise, the price, not less than book value, determined in good faith and in such reasonable manner as prescribed by a majority of Corporation’s Directors who are not Corporation officers or employees (the “Outside Directors”); provided, however that (i) the Corporation shall notify the Holder of such price within ten (10) days from the date of exercise; (ii) the Holder shall have ten (10) days after receipt of such notice to dispute such price by written notice to the Corporation; (iii) the Holder and the Corporation shall thereafter mutually agree upon an appraiser to determine a Fair Market Value binding upon the Holder and the Corporation; and (iv) the Corporation and the Holder shall split equally the costs of such appraisal unless the Fair Market Value determined thereby is 110% or more of that determined by the Outside Directors, in which case the Corporation shall bear the full costs of such appraisal.

8.             REGISTRATION AND TRANSFER.

(a) Registration.  The Corporation shall maintain a register for the registration of the transfer and exchange of Warrants. The Warrants shall initially be registered in the name of the Holder.  The Corporation shall be entitled to treat the registered Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person or entity.

(b) Transfer and Exchange of Warrants: Procedure.  Any Warrant shall be transferable only upon surrender of the Warrant Certificate at the Corporation’s office at the address set forth in the opening paragraph of this Agreement, duly endorsed by its Holder or by such Holders duly authorized attorney or representative, accompanied by a duly executed Assignment Form

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provided in the Warrant Certificate, together with payment of any taxes which may be payable in connection with such transfer. Upon any registration of transfer, the Corporation shall deliver a new Warrant Certificate to the person or entity entitled thereto and the surrendered Warrant Certificate shall be canceled. Warrant Certificates so canceled shall be delivered to the Corporation from time to time upon the Corporation’s request.

9.             EARLY TERMINATION.  In the event of, at any time during the Exercise Period, an initial public offering of securities of the Corporation registered under the Securities Act or the sale or other disposition of all or substantially all of the properties and assets of the Corporation in its entirety to any other person, the Corporation shall provide to the Holder at least 30 days advance written notice of such public offering or such sale or other disposition of the Corporation’s properties and assets.  In the event of such sale (other than a public offering) or other disposition of all or substantially all of the properties and assets of the Corporation, if the value received by the Corporation, on a per share of Common Stock basis, is greater than the Exercise Price (per share) then this Warrant shall be deemed exercised in its entirety and the appropriate shares of Common Stock issued entitling the Holder to receive its proportionate distribution as a shareholder of the Corporation. If the value received by the Corporation, on a per share of Common Stock basis, is less than the Exercise Price (per share) then this Warrant shall terminate. In addition, this Warrant shall terminate in the event of a public offering unless exercised within one (1) year after the date such public offering is closed.

10.          NO STOCKHOLDER RIGHTS.   This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

11.          NO TRANSFER OF WARRANT. There may be no transfers of this Warrant except as set forth in this Section 11. This Warrant may be transferred on the books of the Corporation by the Holder in person or by duly authorized attorney to one or more “accredited investors” or “qualified institutional buyers” who satisfy the criteria set forth in item (3) of Exhibit A, upon surrender of this Warrant at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer and delivery of the assignment form set forth in Exhibit B. This Warrant is exchangeable at the principal office of the Corporation for Warrants for the purchase of the same number of shares of Exercise Shares, each new Warrant to represent the right to purchase such number of shares of Exercise Shares as the Holder hereof shall designate at the time of such exchange. Notwithstanding the Holder’s right to transfer this Warrant, in whole or in part, the Holder agrees that at any time that it wishes to sell or transfer any interest in this Warrant to any person or entity other than to an “affiliate” (as defined in the Securities Act), it will give written notice to the Corporation disclosing the identity of the proposed purchaser or transferee, the number of Exercise Shares to which such purchaser or transferee will be entitled to exercise, the purchase or transfer price, and the scheduled closing time. The Corporation shall have 20 days in which to notify the Holder in writing that it wishes to purchase that portion of the Warrant being offered at the purchase or transfer price per share, which purchase by the Corporation shall occur and be consummated on the later of: (a) the scheduled closing time identified in the Holder’s written notice and (b) the 30th day after written notice was first given by the Holder to the Corporation of such proposed purchase or transfer.  If no written notice by the Corporation of its intent to purchase is received by the Holder within the 20-day period, the Holder shall be free to proceed with its sale and transfer. All purchasers and transferees (other than the Corporation) shall be

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entitled to the same rights of the Holder hereunder and shall be subject to all the terms hereof, including without limitation, Sections 4.1 and 10 hereof.

12.          LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13.          NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the following addresses or facsimile numbers: (a) if to the Corporation, to Mosaic Nutriceuticals Corporation, Facsimile Number: (           )                                  , and (b) if to the Holder, to the address set forth below the Holder’s signature on the following page, or at such other address or facsimile number as one party may furnish to the other in writing.

14.          ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.          ASSIGNMENT.  This Warrant (and any Exercise Shares) and the agreements set forth herein shall be binding on all successors, assignees or transferees of the parties, and shall bind such successor, assignee, and transferee to the performance, duties and obligations to the same extent as the party from which it received its interest.

16.          SURVIVAL. The terms of Sections 4 and 10 shall survive the termination or expiration of this Warrant.

17.          GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer effective as of                           200   .

MOSAIC NUTRICEUTICALS CORPORATION

By:
Charles Townsend, President

AGREED AND ACCEPTED:

By:

Name:

Title:

Address:

Facsimile:

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EXHIBIT A

NOTICE OF EXERCISE

TO: Mosaic Nutriceuticals Corporation

The undersigned hereby elects to exercise                            Warrants represented by this Warrant Certificate to purchase                            shares of Common Stock (or other shares) issuable upon the exercise of such Warrants, and tenders herewith payment of the purchase price of such shares in full.

Please issue a certificate or certificates representing said shares of Common Stock (or other shares) in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

Title:

(Date)

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EXHIBIT B

FOR VALUE RECEIVED,                                                      hereby sells, assigns and transfers unto                          the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                                        , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,                                             hereby sells, assigns and transfers unto                                 the right to purchase                              shares of Exercise Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                                , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

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EXHIBIT E

PRODUCT WARRANTY

We warrant that our products are produced in compliance with GMP (good manufacturing processes) and when applicable and required in OTC facilities. We also warrant that our products meet or exceed labels claims and will provide C of A’s (Certificate of Analysis) to verify product label claims. We warrant that when the product leaves our factory that it is in saleable condition and contains an applicable expiration date and lot number.